Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES FIRST QUARTER 2013 RESULTS

Company Reports Record First Quarter Revenues of $282.8 Million

Toronto, May 7, 2013 - SunOpta Inc. (“SunOpta” or the “Company”) (Nasdaq:STKL) (TSX:SOY), a leading global company focused on natural, organic and specialty foods, today announced financial results for the first quarter ended March 30, 2013. All amounts are expressed in U.S. dollars and results are reported in accordance with U.S. GAAP, except where specifically noted.

First Quarter 2013 Highlights:

  Record first quarter revenues of $282.8 million, an increase of approximately 9% versus the 2012 first quarter
  Operating income¹ of $10.7 million, or 3.8% of revenues
  EBITDA¹ of $16.1 million, or 5.7% of revenues
  Earnings of $5.1 million, or $0.08 per diluted common share

“We continue to experience strong momentum across our business segments and are pleased with our record revenues in the first quarter. As we anticipated, our margins were impacted by crop quality associated with the drought-like conditions experienced in 2012, along with continued investment in a number of our consumer product and ingredient operations, and cyclical weakness in the steel and infrastructure segments within Opta Minerals,” commented Steve Bromley, Chief Executive Officer. “Looking ahead, we believe that 2013 will be another successful year for our Company as we continue to execute on our core strategies of growing our value-added packaged foods and ingredients portfolio, and leveraging our integrated platform in support of our long-term operating targets. We believe SunOpta is well positioned to capitalize on future growth opportunities as consumers around the world are increasingly focused on healthy eating and healthy living.”

First Quarter 2013 Results

Revenues increased approximately 9% to a record $282.8 million as compared to $259.3 million in the first quarter of 2012. The increase in consolidated revenues was driven by strong demand and increased prices for organic grains and feed products, continued growth in consumer packaged categories including aseptic non-dairy beverages and re-sealable pouch products, as well as higher sales within Opta Minerals Inc. as a result of recent acquisitions. Excluding the impact of changes including foreign exchange rates, commodity-related pricing, acquisitions, rationalized product lines and the impact on current revenues related to reduced commodity sales volumes due to the impact of the 2012 drought and delayed 2013 planting season, Food Group revenues increased approximately 7.5% versus the prior year and consolidated revenues increased approximately 6.0% .

Operating income¹ for the quarter was $10.7 million, or 3.8% of revenues, for the first quarter of 2013 as compared to $12.8 million, or 4.9% of revenues in 2012. Operating earnings reflected the impact of lower soy and sunflower processing yields due to the effects of the 2012 North American drought, which negatively impacted seed quality and by-product values. In addition, margin pressure was experienced across a number of product lines in the European operations of the International Foods Group as a result of weak economic conditions in Europe and Opta Minerals was impacted by cyclical weakness in the steel and infrastructure sectors, partially offset by the positive impact of recent acquisitions, continued growth in certain consumer packaged goods categories, favorable margins on organic grains and feed products as well as the positive impact of product rationalization efforts in the Company’s frozen foods operation.

Earnings for the first quarter of 2013 were $5.1 million, or $0.08 per diluted common share, as compared to $5.9 million, or $0.09 per diluted common share, during the record first quarter of 2012. Excluding discontinued operations, earnings for the first quarter of 2013 were $5.2 million, or $0.08 per diluted common share, versus $5.7 million, or $0.09 per diluted common share, during the first quarter of 2012. Earnings for the first quarter include the impact of approximately $1.2 million in pre-tax severance, acquisition and start-up costs, or approximately $0.7 million after-tax and minority interest.

For the first quarter of 2013 EBITDA¹ was $16.1 million as compared to $17.6 million during the first quarter of 2012.

Balance Sheet

The Company’s balance sheet remains strong and at March 30, 2013 reflected a current ratio of 1.45 to 1.00 and a net debt to equity ratio of 0.58 to 1.00. At March 30, 2013, the Company had total debt outstanding of $206.2 million, net debt of $193.1 million, total assets of $715.1 million, shareholders’ equity of $331.0 million and a net book value of $5.00 per outstanding share.

Conference Call Information

The Company plans to host a conference call at 10:00 A.M. Eastern Time on Wednesday, May 8, 2013 to discuss the results for the first quarter of 2013 and recent corporate developments. After opening remarks, there will be a question and answer period. This conference call can be accessed via a link at the Company's website at www.sunopta.com. To listen to the live call over the Internet, please go to the Company's website at least 15 minutes early to register, download and install any necessary audio software. Additionally, the call may be accessed with the toll free dial-in number (877) 312-9198 or international dial-in number (631) 291-4622. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days at the Company's website.

¹See discussion of non-GAAP measures

About SunOpta Inc.

SunOpta Inc. is a leading global company focused on natural, organic and specialty foods products. The Company specializes in sourcing, processing and packaging of natural and organic food products, integrated from seed through packaged products; with a focus on strategically vertically integrated business models. The Company’s core natural and organic food operations focus on value-added grains, fiber and fruit based product offerings, supported by a global infrastructure. The Company has two non-core holdings, a 66.1% ownership position in Opta Minerals Inc., listed on the Toronto Stock Exchange, a producer, distributor, and recycler of environmentally friendly industrial materials; and a minority ownership position in Mascoma Corporation, an innovative biofuels company.

Forward-Looking Statements

Certain statements included in this press release may be considered “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to, our belief that 2013 will be another successful year for the Company, our core strategies of growing our value-added packaged foods and ingredients portfolio and leveraging our integrated platform and that we are well positioned to capitalize on future growth opportunities. The terms and phrases “continued”, “believe”, “growing”, “leveraging”, “increasingly”, and other similar terms and phrases are intended to identify these forward looking statements. Forward looking statements are based on information available to us on the date of this release and are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate in the circumstances including, but not limited to, general economic conditions, consumer interest in health and wellness, product pricing levels, current customer demand, planned facility and operational expansions, competitive intensity, cost rationalization and product development initiatives. Whether actual timing and results will agree with expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to, global economic conditions, consumer spending patterns and changes in market trends, decreases in customer demand and focus on healthy eating and living, potential failure of product development, working capital management and continuous improvement initiatives, availability and pricing of raw materials and supplies, potential covenant breaches under our credit facilities and other risks described from time to time under “Risk Factors” in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:

SunOpta Inc.

Steve Bromley, CEO
Robert McKeracher, Vice President & CFO
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103
susan.wiekenkamp@sunopta.com
Website: www.sunopta.com

SunOpta Inc.
Consolidated Statements of Operations
For the quarters ended March 30, 2013 and March 31, 2012
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarter ended	Quarter ended
	March 30, 2013	March 31, 2012	Change
	$	$	%
Revenues	282,825	259,328	9.1%
Cost of goods sold	248,575	224,842	10.6%
Gross profit	34,250	34,486	-0.7%
Selling, general and administrative expenses	22,911	20,430	12.1%
Intangible asset amortization	1,248	1,193	4.6%
Other expense, net	365	364	0.3%
Foreign exchange loss (gain)	(585)	82	-813.4%
Earnings from continuing operations before the following	10,311	12,417	-17.0%
Interest expense, net	1,690	2,583	-34.6%
Earnings from continuing operations before income taxes	8,621	9,834	-12.3%
Provision for income taxes	3,275	3,586	-8.7%
Earnings from continuing operations	5,346	6,248	-14.4%
Earnings (loss) from discontinued operations, net of income taxes	(58)	191	-130.4%
Earnings	5,288	6,439	-17.9%
Earnings attributable to non-controlling interests	163	547	-70.2%
Earnings attributable to SunOpta Inc.	5,125	5,892	-13.0%
Earnings per share – basic
-from continuing operations	0.08	0.09
-from discontinued operations	-	-
	0.08	0.09
Earnings per share – diluted
-from continuing operations	0.08	0.09
-from discontinued operations	-	-
	0.08	0.09

SunOpta Inc.
Consolidated Balance Sheets
As at March 30, 2013 and March 31, 2012
Unaudited
(Expressed in thousands of U.S. dollars)

	March 30, 2013	December 29, 2012
	$	$

ASSETS

Current assets
Cash and cash equivalents	6,709	6,840
Restricted cash	6,397	6,595
Accounts receivable	117,763	113,314
Inventories	258,798	255,738
Prepaid expenses and other current assets	17,309	20,538
Current income taxes recoverable	1,814	1,814
Deferred income taxes	2,664	2,653
	411,454	407,492

Investments	33,845	33,845
Property, plant and equipment	147,600	140,579
Goodwill	56,998	57,414
Intangible assets	51,076	52,885
Deferred income taxes	12,085	12,879
Other assets	2,073	2,216

	715,131	707,310

LIABILITIES

Current liabilities
Bank indebtedness	150,849	131,061
Accounts payable and accrued liabilities	111,133	128,544
Customer and other deposits	8,702	4,734
Income taxes payable	3,632	4,125
Other current liabilities	2,177	2,660
Current portion of long-term debt	6,582	6,925
Current portion of long-term liabilities	1,477	1,471
	284,552	279,520

Long-term debt	48,799	51,273
Long-term liabilities	5,830	5,544
Deferred income taxes	27,596	27,438
	366,777	363,775

EQUITY
SunOpta Inc. shareholders’ equity
Capital Stock	183,954	183,027
66,151,249 common shares (December 29, 2012 - 66,007,236)
Additional paid in capital	17,277	16,855
Retained earnings	129,857	124,732
Accumulated other comprehensive income (loss)	(93)	1,537
	330,995	326,151
Non-controlling interest	17,359	17,384
Total equity	348,354	343,535

	715,131	707,310

SunOpta Inc.
Consolidated Statements of Cash Flows
For the quarters ended March 30, 2013 and March 31, 2012
Unaudited
(Expressed in thousands of U.S. dollars)

	Quarter ended	Quarter ended
	March 30, 2013	March 31, 2012
	$	$

Cash provided by (used in)
Operating activities
Earnings	5,288	6,439
Earnings (loss) from discontinued operations	(58)	191
Earnings from continuing operations	5,346	6,248
Items not affecting cash
Depreciation and amortization	5,420	4,773
Deferred income taxes	941	2,086
Stock-based compensation	685	588
Unrealized loss on derivative instruments	743	682
Other	322	443
Changes in non-cash working capital, net of business acquired	(20,176)	(21,930)
Net cash flows from operations - continuing operations	(6,719)	(7,110)
Net cash flows from operations - discontinued operations	(38)	(148)
	(6,757)	(7,258)
Investing activities
Acquisition of businesses, net of cash acquired	(3,828)	(17,530)
Purchases of property, plant and equipment	(7,893)	(4,919)
Purchases of intangible assets	(99)	(25)
Other	(398)	(77)
Net cash flows from investing activities - continuing operations	(12,218)	(22,551)
Net cash flows from investing activities – discontinued operations	-	(13)
	(12,218)	(22,564)
Financing activities
Increase in line of credit facilities	20,639	19,008
Borrowings under long-term debt	232	19,088
Repayment of long-term debt	(2,419)	(7,030)
Financing costs	(14)	(91)
Proceeds from the issuance of common shares	664	157
Other	(45)	(3)
Net cash flows from financing activities - continuing operations	19,057	31,129

Foreign exchange (loss) gain on cash held in a foreign currency	(213)	44

Increase (decrease) in cash and cash equivalents during the period	(131)	1,351

Cash and cash equivalents - beginning of the period	6,840	2,378
Cash and cash equivalents - end of the period	6,709	3,729

SunOpta Inc.
Segmented Information
For the quarters ended March 30, 2013 and March 31, 2012
Unaudited
(Expressed in thousands of U.S. dollars)

			Quarter ended
			March 30, 2013
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$
Total revenues from external customers	246,600	36,225	-	282,825
Segment Operating Income (Loss)	9,624	2,463	(1,411)	10,676

SunOpta Foods has the following segmented reporting:

				Quarter ended
				March 30, 2013
	Grains and		Consumer	International	SunOpta
	Foods	Ingredients	Products	Foods	Foods
	$	$	$	$	$
Total revenues from external customers	130,453	21,521	46,551	48,075	246,600
Segment Operating Income (Loss)	7,493	1,002	(175)	1,304	9,624

			Quarter ended
			March 31, 2012
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$
Total revenues from external customers	230,996	28,332	-	259,328
Segment Operating Income (Loss)	11,553	3,081	(1,853)	12,781

SunOpta Foods has the following segmented reporting:

				Quarter ended
				March 31, 2012
	Grains and		Consumer	International	SunOpta
	Foods	Ingredients	Products	Foods	Foods
	$	$	$	$	$
Total revenues from external customers	121,175	21,649	45,152	43,020	230,996
Segment Operating Income (Loss)	8,386	1,229	(175)	2,113	11,553

(Segment operating income (loss) is defined as “Earnings from continuing operations before the following” excluding the impact of “Other expense (income), net”)

1Non-GAAP Measures

In addition to reporting financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding Operating Income and Earnings before interest, taxes, depreciation and amortization (“EBITDA”) as additional information about its operating results, which are not measures in accordance with GAAP. The Company believes that these non-GAAP measures assist investors in comparing performance across reporting periods on a consistent basis by excluding items that are not indicative of the Company’s core operating performance. The non-GAAP measures of operating income and EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

The Company defines Operating Income as “Earnings from continuing operations before the following” excluding the impact of “Other (income) expense, net” and “Goodwill impairment”; and EBITDA as Operating Income plus depreciation and amortization. The following is a tabular presentation of Operating income and EBITDA, including a reconciliation to GAAP earnings, which the Company believes to be the most directly comparable GAAP financial measure:

	Quarter ended	Quarter ended
	March 30, 2013	March 31, 2012
	$	$

Earnings from continuing operations	5,346	6,248

Provision for income taxes	3,275	3,586
Interest expense, net	1,690	2,583
Other expense, net	365	364
Operating income	10,676	12,781
Depreciation and amortization	5,420	4,773
Earnings before interest, taxes, depreciation and amortization (EBITDA)	16,096	17,554